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                                                                    EXHIBIT 10.5

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.




                  FORM OF OFFICIAL ORGANIZER/PROMOTER AGREEMENT



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                       CHAMPIONSHIP AUTO RACING TEAMS INC.
                  FORM OF OFFICIAL ORGANIZER/PROMOTER AGREEMENT

The undersigned hereby applies for the right to conduct an Indy Car World Series race Competition sanctioned or co-sanctioned by Championship Auto Racing Teams, Inc. ("CART") upon the following terms and conditions. It is understood that this is an application only until accepted and approved by CART in writing and that this Competition shall not be advertised or communicated to the public, press or any other media or business arrangement as having been approved by CART until this application has been so approved and until an official sanction has been granted by CART.

1.       Track:
         Location:
         Organizer/Promoter:

         Address:                          To be furnished by Organizer/Promoter
         Telephone:
         Facsimile:
         Race Distance:
         Track Length and Type:
         Postponed Date:

2. The term "Competition" as used herein shall include the annual Indy Car race(s) designated hereinabove, as well as all time trials, practice runs and rain or postponed dates related thereto. The term "Event" as used herein shall include the Competition(s) as well as any other race(s), race-related activities or any other activities associated with the Competition(s), as approved by CART hereunder. The terms "Dollars" and "$" refer to the lawful currency of the United States of America.

3. Subject to compliance with all the terms and conditions set forth in this Agreement, Organizer/Promoter shall organize, promote and conduct a CART Indy Car race Competition at the track designated hereinabove in the following year(s): _____, _____ and ______. The dates for the races will be agreed upon by the parties. In the event Organizer/Promoter reasonably determines that the track will not be in race ready condition for the ______ Competition, Organizer/Promoter shall have the option to cancel the ______ Competition without further liability for that Competition, upon notice to CART of such intent by a date to be determined by mutual agreement. If Organizer/Promoter exercises this option in a timely manner, the Competitions covered by this Agreement shall be held in _____, _____ and _____ respectively, and this Agreement shall continue in full force and effect, except that the Organization and Rights Fee for the _____ Competition shall be that stated for _____, the Organization and Rights Fee for the _____ Competition shall be that stated for _____, and the Organization and Rights Fee for the _____ Competition shall be that stated for _____. In the event Organizer/Promoter exercises the foregoing option to cancel the _____ Competition and subsequently reasonably determines that the track will not be in race ready condition for _____ and notifies CART of such circumstance by a date to be determined by mutual agreement,


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         Organizer/Promoter shall have no further obligation as to that
         Competition and the parties shall thereupon commence the re-negotiation of this Agreement. Organizer/Promoter agrees not to organize, promote, conduct, authorize or permit the staging of any other major motor racing event(s) at the track(s) designated hereinabove without the approval of CART, within the following period of time either preceding or following any Competition hereunder: two (2) weeks. In addition, Organizer/Promoter shall not organize, promote, conduct, authorize, permit the staging of, or enter into negotiations for any other major racing event(s) involving open-wheeled racing cars, to be conducted at the track(s) designated hereinabove during any year covered by this Agreement, provided, however, that nothing contained herein shall preclude racing events involving the race cars commonly known as "NASCAR Modifieds" or NHRA race events.

4. Subsequent to paragraph 3, the total Organization and Rights Fee payable for the _____ Competition shall be ____________ Dollars ($___________), and shall be paid to CART as follows:

         A. Fifteen percent (15%), or ________________ Dollars ($___________) by January 1, _____.

         B. Thirty-five percent (35%), or _______________ Dollars ($_________) by July 1, _____.

         C.       The balance due of _______________________ Dollars
                  ($_________) thirty (30) days prior to the day of the race.

5. Subsequent to paragraph 3, the total Organization and Rights Fee payable for the 1997 Competition shall be ____________________________
         Dollars ($___________), and shall be paid to CART as follows:

         A.       Fifteen percent (15%), or __________________________ Dollars
                  ($____________) by January 1, ____.

         B.       Thirty-five percent (35%), or __________________________
                  Dollars ($_____________) by July 1, ____.

         C.       The balance due of _________________________ Dollars
                  ($____________) thirty (30) days prior to the day of the race.

6. Subsequent to paragraph 3, the total Organization and Rights Fee payable for the _____ Competition shall be ___________________________
         Dollars ($_____________), and shall be paid to CART as follows:

                  A.       Fifteen percent (15%), or _______________________
                           Dollars ($__________) by January 1, ____.

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                  B.       Thirty-five percent (35%), or
                           __________________________ Dollars ($___________) by
                           July 1, _____.

                  C. The balance due of _____________________ Dollars ($_________) thirty (30) days prior to the day of the race.

7. Organizer/Promoter expressly understands and agrees that said Organization and Rights Fees are intended to be net and are non-refundable except as expressly provided in this Agreement. Subject to the cancellation and termination provisions in paragraph 3, if said Organization and Rights Fees are not paid to CART in the manner and by the time provided above, CART shall have the option to declare this Agreement terminated, in which circumstance CART will be relieved from any further liability or responsibility hereunder, and in addition, Organizer/Promoter shall forthwith pay to CART and CART shall be entitled to enforce collection of the total amount required under this Agreement as liquidated damages and not as a penalty, together with all costs incurred by CART in connection therewith, including reasonable attorney fees, and interest at the rate of twelve (12%) percent per annum. If the _____ Competition is cancelled pursuant to paragraph 3, CART shall refund to Organizer/Promoter any partial rights fees payments made by Organizer/Promoter, notwithstanding paragraph 9B.

8. Organizer/Promoter shall not be responsible for any purse distribution whatsoever in respect to a Competition. CART must approve any and all awards given in conjunction with a Competition and/or for the PPG Indy Car World Series. Organizer/Promoter agrees to provide driver and entrant trophies in recognition and representative of the achievements of at least the first three (3) finishing positions in each Competition.

9. A. CART shall be responsible for providing not less than twenty (20) entrants for each Competition. If CART is unable to provide twenty (20) entrants for any Competition, Organizer/Promoter shall have the right to cancel such Competition, providing that Organizer/Promoter first informs CART in writing of such intent, and provided further that twenty (20) entries have not been received within seven (7) days after receipt by CART of such notice. If Organizer/Promoter under these circumstances exercises this cancellation right, it will be entitled to the return of the portion of the Organization and Rights Fee theretofore paid for such Competition, as shall be determined by mutual agreement of the parties.

                  B. Either party hereto shall have the right to cancel a Competition due to a "force majeure". "Force majeure" shall mean any event or circumstances (whether arising from natural causes, human or governmental agency or otherwise) beyond the control of the parties including by way of illustration, but not by way of limitation, strikes, lock-outs or other labor disputes, civil strife, war, flood, fire, or acts of God. If there is an unexpected cancellation due to a "force majeure", Organizer/Promoter will be entitled to the return of the portion of the Organization and Rights Fee theretofore paid for such Competition, as shall be determined by mutual agreement of the parties, except that Organizer/Promoter agrees that

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                  CART may retain a sum equivalent to the necessary expenses reasonably incurred by CART and its teams in preparing for such Competition, which expenses shall be mutually agreed by the parties provided, however, that if the parties are unable to agree informally as to the amount of such expenses, such dispute shall be submitted to binding arbitration and the result of such arbitration shall be enforceable by any court having jurisdiction.

                  C. If Organizer/Promoter cancels or fails to stage a Competition for any reason other than those mentioned within this paragraph 9, or in paragraph 3, Organizer/Promoter shall forthwith pay to CART and CART shall be entitled to enforce collection of the total amount required under this Agreement as liquidated damages and not as a penalty, together with all costs incurred by CART in connection therewith, including reasonable attorney fees, and interest at the rate of twelve (12%) percent per annum.

10. Except as expressly provided herein, Organizer/Promoter owns and shall have exclusive control over all commercial rights to each Event including by way of illustration, but not by way of limitation, the right to sell and receive all the proceeds from Event sponsorships, signage, admission tickets, programs, novelties, concessions (including food and beverage), catering (including food and beverage), hospitality facilities, hotel rooms, expositions, displays, parking spaces, banquets and licenses to parades.

11. Organizer/Promoter shall assume and perform all organizational and promotional activities for each Event except as otherwise provided herein, including but not limited to business organization, promotional activity, management, marketing, general affairs, selling tickets, track maintenance and accommodations of the press, and further understands and agrees that CART disclaims any warranty expressed or implied, as to the potential success of any Event organized hereunder.

12. Organizer/Promoter shall organize and promote the races hereunder as major motor racing events. Organizer/Promoter shall have the right to on-site track entitlement, and revenues therefrom. On-site entitlement is to designate the title/name of the race at the venue, subject to CART approval which shall not be unreasonably withheld. All media releases, public announcements and public disclosures by either party or its employees or agents relating to this Agreement, including but not limited to promotional or marketing material, but not including any announcement intended solely for internal distribution at either party or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the disclosing party, shall be coordinated with and approved by the other in writing prior to the release thereof.

13. A. CART hereby grants Organizer/Promoter the non-exclusive right to use the IndyCar name and logo in its promotion of each Event during the term hereof, in accordance with all provisions contained in this Agreement. Any logo, design, mark or representation made, formulated, or developed in conjunction with such Event shall be subject to the prior written approval of CART.

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                  B. Organizer/Promoter shall display in all advertising and publicity material including but not limited to news releases, posters, banners, program covers, brochures, tickets, passes and credentials relating to each Event the phrase: "PPG Indy Car World Series" and the logos of PPG and IndyCar (as approved and supplied by CART). CART reserves the right to change such phrase and logo.

                  C. Organizer/Promoter shall include in its display of the IndyCar logo the symbol (R) to indicate that it is a registered mark. A sheet of camera ready art depicting these logos shall be provided by CART. Further, in promoting and advertising each Event, Organizer/Promoter shall promote the Competition as a part of the PPG Indy Car World Series or as otherwise designated by CART. Organizer/Promoter shall provide such verification of compliance with the provisions contained in this paragraph 13 as CART may reasonably request.

                  D. Organizer/Promoter shall not use the names, logos or trademarks of CART or PPG for any purpose other than as herein defined.

                  E. Upon the expiration or termination of this Agreement for any reason, Organizer/Promoter shall cease and desist any and all use of the names, logos or trademarks of CART or PPG or any colorable imitation, variation or adaptation thereof.

                  F. CART and Organizer/Promoter shall promptly take such action as may be necessary to protect the names, logos and trademarks of CART and PPG against any infringement or threatened infringement or any common law "passing off".

14. Organizer/Promoter agrees that each Competition shall be organized, approved by CART and conducted in accordance with all applicable statutes, ordinances, regulations or other requirements of any government authority, and the IndyCar Rule Book as amended from time to time and as the same may be modified or supplemented by any other rules, regulations, bulletins or releases that may be applicable to such Competition. CART reserves the right to terminate this Agreement at any time without further liability for failure of Organizer/Promoter to abide by said requirements, regulations, rules, or the terms and conditions of this Agreement, by so notifying Organizer/Promoter in writing. Organizer/Promoter acknowledges receipt of a copy of the IndyCar Rule Book.

15. Organizer/Promoter represents and warrants that it has or will have sole control of the track and of the premises upon which the track is located, including all facilities thereon, and that Organizer/Promoter has full authority to conduct each Event thereon as provided for herein for the defined scheduled term of each Event.

16. Organizer/Promoter shall provide at its expense during each Event the track, race course, and facilities in good repair and ready for use, and Organizer/Promoter shall permit CART or its insurance broker or other designated representative to inspect the track, race course and/or

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         facilities before, during and after each Event. All repairs deemed necessary in order for the track to meet CART's safety requirements must be made at Organizer/Promoter's expense and the failure to make the necessary repairs may result in the postponement or cancellation of such Event, in CART's sole discretion. In implementing this provision CART will not act unreasonably. The track site, design and condition shall be subject to review and approval by the CART Vice President of Operations and Chief Steward. Organizer/Promoter shall consult with CART on the layout and design of the track, including but not limited to the pit area, safety barriers, and other facilities for the Competition.

17. Organizer/Promoter shall provide at its expense such facilities as CART deems adequate for the use of CART personnel and those directly associated with the Event, including but not limited to race control facilities, facilities for participant registration, television, scoring, race car inspection, compiling and distributing media information, a media work area, and facilities and services as may be reasonably required by those who supply products and/or services for the Event. Further details of these and other operational and facility requirements of Organizer/Promoter are agreed to as outlined in SCHEDULE A attached hereto and made a part hereof.

18. Organizer/Promoter shall at its expense furnish all facilities, personnel, equipment, and services for accommodating and controlling the public during each Event, for whose safety and comfort Organizer/Promoter is solely responsible and liable.

19. Organizer/Promoter shall provide at its expense all necessary personnel as required by CART for the conduct of each Competition hereunder(other than the CART staff and officials), and Organizer/Promoter shall assume all the responsibilities pertaining to workers, volunteers and subcontractors for each Event weekend.

20. Organizer/Promoter at its expense shall obtain and maintain insurance for each Event with an insurance company approved by CART. Such insurance must conform to the minimum coverages, specifications, limits, etc., as set forth in SCHEDULE B attached hereto and made a part hereof. If Organizer/Promoter fails to maintain such policies with the required minimum coverage throughout the Event, CART may cancel such Event immediately without prior notice to Organizer/Promoter, or CART may, in its discretion, obtain the required insurance from an approved insurance company, with acceptable terms, at Organizer/Promoter's expense.

21. Only those individuals approved by CART or Organizer/Promoter, including but not limited to drivers and pit crew and necessary fire, wrecker, ambulance and security crews, shall have access to or be allowed in the paddock, garage and pit areas, the racing surface, and other areas to which admission by the general public is normally prohibited during the Event, and Organizer/Promoter shall be solely responsible and provide sufficient security personnel in such areas to enforce this provision at all times during each Event. Such access must be in compliance with the IndyCar Rule Book and may not interfere with or adversely affect the Competition.

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22.      Organizer/Promoter shall honor CART's Unified Credential System and shall comply with the facility access provisions implemented by CART, as set forth in SCHEDULE C attached hereto and made a part hereof.

23. CART shall have the exclusive right to contract out or to take or cause to be taken by others, make, broadcast, rebroadcast, use, reproduce, transmit, copyright, sell, license or otherwise dispose of for any purpose whatsoever, television pictures, sound film and tape, motion pictures, still photographs, electronic images and sound of each Event. CART shall retain all national, international and local broadcast rights including broadcast television, cable and radio. Organizer/Promoter will assure that the presence of personnel and equipment for these or similar purposes shall not be inconsistent with the rights of CART herein provided and shall not interfere or conflict with the exercise of any such rights by CART as herein provided.

24. Organizer/Promoter recognizes and acknowledges that CART has entered or intends to enter into a television contract with a national broadcast or cable network for the coverage of each Competition hereunder.

                  A. Detailed operational and facility requirements of Organizer/Promoter in respect to television and other on-site media are identified in SCHEDULE A.

                  B. CART has arranged with the television production companies (subject to network approval) to provide the video portion of the program feed from the mobile unit to Organizer/Promoter, so that Organizer/Promoter may feed the video signal as a courtesy to the media center and hospitality suites. This feed is limited to on-site press and hospitality use only. Any other feeds to hotels, bars, or other establishment(s) whether on-site or off, are strictly prohibited. Organizer/ Promoter shall be responsible for the installation and maintenance of appropriate cable originating at the television compound which will then feed the system. Maintenance and operation of the system is the sole responsibility of Organizer/Promoter.

                  C. CART and Organizer/Promoter agree that it is in the best interest of the sport, its promoters and sponsors to have the same on-site and television title sponsor. CART and Organizer/Promoter recognize and agree that all television entitlements are derived from a privilege granted by the television network and are subject to network approval. In the event Organizer/Promoter provides CART with a television entitlement sponsor, such sponsor must agree to: (i) purchase one (1) of several commercial unit package options for either network or cable coverage to be published by CART or its designee each year, (ii) enter into a negotiated agreement with CART or its designee, or (iii) guarantee a payment for entitlement in return for which Organizer/Promoter will receive eight (8) thirty (30) second commercial units in the telecast to package with its on-site title. The published rate option packages and payment option will be made available to Organizer/Promoter at least one (1) year in advance.

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                  D. Organizer/Promoter may, at its option, and subject to
                  approval by CART or its designee and the appropriate network, elect to guarantee over-the-air broadcast network coverage of its Event. In this event Organizer/Promoter will be required to provide a television title sponsor subject to: (i) purchase of one (1) of several published minimum commercial unit packages for either network or cable coverage, to be published by CART or its designee each year, (ii) enter into a negotiated agreement with CART or its designee, or (iii) guarantee a payment for entitlement to be determined each year. In the payment option (iii) Organizer/Promoter will receive eight (8) thirty (30) second commercial units in the telecast to package with its on-site title. Published rate option packages and payment options will be made available to Organizer/Promoter at least one (1) year in advance.

                  E. Organizer/Promoter shall exercise its best efforts in assisting CART's undertaking to secure a television entitlement sponsor. In the event such joint undertaking is not successful, then CART or its designee shall have the option to secure a television entitlement sponsor which need not be the same as the on-site entitlement sponsor, provided that upon the exercise of this option, CART agrees to first consult with Organizer/Promoter in regard to such undertaking.

                  F. CART and Organizer/Promoter agree that the policy and terms set forth as a condition of television coverage of this Event may change from time to time, and, therefore, the television agreement may supersede portions of this Agreement. In the event that the television agreement supersedes a portion of this Agreement, CART will immediately notify Organizer/Promoter and work toward a mutually agreed upon solution, provided, however, that if the parties are unable to agree informally, such dispute shall be submitted to binding arbitration and the result of such arbitration shall be enforceable by any court having jurisdiction.

25. Organizer/Promoter recognizes and acknowledges that CART has the right to contract for an official car and/or truck for the PPG Indy Car World Series.

26. PPG shall have the exclusive right to provide any and all pace cars throughout the entire Event. In addition, only PPG pace cars shall be allowed to participate in the parade laps immediately preceding the start of the Indy Car race. Further details of these and other responsibilities of Organizer/Promoter to PPG are agreed to as outlined in SCHEDULE D attached hereto and made a part hereof.

27. Organizer/Promoter agrees that the scheduled CART activities during each Event, including those associated with the Competition, PPG Pace Car on track activities, and CART's official support series, Indy Lights, shall have priority over any other race or other activity scheduled during such Event. Organizer/Promoter will not schedule any supporting races or ancillary activities on the same day as registration or inspection, or on any other day during an Event, without prior written approval of CART. Further details

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         of these and other scheduling considerations/requirements are agreed to as outlined in SCHEDULE E attached hereto and made a part hereof.

28. CART shall maintain control of the grid/pre-race activities which shall include but are not limited to the pole awards, driver introductions, etc.

29. CART shall maintain control of the Victory Circle proceedings. Details of these proceedings and the requirements of Organizer/Promoter in regard thereto are agreed to as outlined in SCHEDULE F attached hereto and made a part hereof.

30. Organizer/Promoter shall provide access to the PA system in order for CART to fulfill its contractual obligations to its sponsors and inform participants and spectators of activities during the Event.

31. A. CART merchandise, as supplied by CART or its licensed representative, will be afforded the opportunity to be sold from its own official concession stand to be located in a prominent, high-traffic location, generally near the paddock area. Selected items of merchandise may also be prominently offered for sale in the track concession sales booths. Merchandise sold from the CART booth will generate a royalty of twenty-five percent (25%) of the gross sales, after taxes, paid to Organizer/Promoter. Merchandise placed in the concessionaire booths will be done so on a consignment basis with the concessionaire given a forty (40%) percent discount on the retail price of all merchandise sold. Retail prices will be agreed upon in writing prior to the merchandise being placed in concessionaire booths. All accounting will be completed by noon of the day following the conclusion of each Event. All payments will be made and unsold merchandise returned at the same time.

                  B. It is Organizer/Promoter's responsibility to insure that any and all concessions and/or merchandise reflecting the CART or IndyCar marks is properly licensed. In the event that CART discovers any unlicensed products, it will have the right to take appropriate action in its sole discretion.

                  C. All IndyCar teams will be afforded the opportunity to sell their team merchandise within the area designated by Organizer/Promoter for such purpose. Participating teams will pay a rights fee for such opportunity, which fee shall be (i) consistent with the then current market price and (ii) no less favorable for any IndyCar team than the terms and conditions provided to other vendors located within the same area, under comparable circumstances.

32. In conjunction with the PPG Indy Car Winner's Circle Club endorsed by CART, Organizer/Promoter shall provide at its expense:

                  A. Limited access to restricted areas for club members during group tours and club functions.

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                  B. Inclusion of a PPG Indy Car Winner's Circle Club
                  advertisement in the official race program. Camera ready art shall be provided by CART or its designee.

         C. Covered facility for meetings with a PA system, if not provided by PPG.

33. Organizer/Promoter shall cooperate with CART in its spectator research efforts, including but not by way of limitation allowing CART representatives access to spectators for personal interviews and questionnaire distribution and inclusion of a CART questionnaire in the official race program, for which camera ready art will be provided.

34. A. Subject to availability, Organizer/Promoter shall provide CART at no cost with space for up to sixteen (16) non-permanent signs. Signage does not have to be in prime television positions. CART will assume responsibility and cost for such signs.

                  B. Organizer/Promoter shall provide CART, subject to mutually agreed upon pricing, up to eight (8) advertising pages in the Event program. One additional page in the program shall be provided without charge for CART's own use.

                  C. Organizer/Promoter recognizes that each participating team has a race sponsor. Organizer/Promoter agrees that each teem may place its team name and sponsor(s) on both sides of the wall in the team's assigned pit box, subject to applicable governmental laws and regulations.

35. Organizer/Promoter acknowledges CART's hospitality requirements and shall exercise its best efforts in assisting CART's development of a suitable hospitality program, including the provision by Organizer/Promoter of a preferred location for a tent or other suitable accommodations. CART will assume responsibility and cost for food and beverage.

36. Each Competition shall appear on the FIA calendar as a full international FIA event. Organizer/Promoter agrees to file this listing through CART and reimburse CART for all applicable listing fees. In addition, Organizer/Promoter agrees to pay through CART the applicable National Motorsports Council assessments, as determined by the Council's Executive Committee.

37. Organizer/Promoter agrees to indemnify and hold harmless CART, its directors, officials and officers, agents and employees ("Indemnities") from any and all liabilities including liability resulting from negligence of the same and all costs and expenses, including attorneys fees incurred in the defense thereof, asserted or imposed upon CART, its directors, officials, official representatives, employees and officers arising out of or as a result of an Event hereunder, excluding liabilities, costs, or expenses arising out of the gross negligence or misconduct of Indemnities.

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38.      Organizer/Promoter agrees not to take any action adverse to the interest of CART and, in consideration of the acceptance and approval of this application, releases and discharges CART and its officials and representatives from all liability for personal injury that may be received, and from all claims and demands for damages to real or personal property or to any person growing out of or resulting from an Event hereunder, whether caused by any construction or condition or any track or track equipment, cars or debris, or resulting from any act or failure of any official or any person assisting the officials serving in connection therewith, excluding liabilities, costs, or expenses arising out of the gross negligence or misconduct of Indemnities.

39. Nothing contained herein shall be construed to place CART in the relationship of a partner or joint venturer with Organizer/Promoter, and Organizer/Promoter shall have no power to obligate or bind CART in any manner whatsoever other than as specifically provided for herein. Neither party undertakes by this Agreement to perform any obligations of the other, whether regulatory or contractual, or to assume any responsibility for the other's business or operations.

40. The validity, interpretation and construction of this Agreement shall be governed and construed by the laws of the State of Michigan. Any litigation commenced by a party to this Agreement as the result of any alleged breach of this Agreement shall be commenced in the circuit court for the County of Oakland, State of Michigan, or in the appropriate lower district court in said county, or in the U.S. District Court for the Eastern District of Michigan, and the parties hereby consent to such personal jurisdiction. Arbitration, if required, shall be conducted in Detroit, Michigan in accordance with the rules of the American Arbitration Association.

41. This Agreement is not transferable or assignable. Any transfer or assignment in violation of this provision shall be void.

42. Any notice or written communication required or permissible hereunder shall be sent by registered mail (or certified mail with return receipt), postage prepaid, addressed as follows:

         To CART:                                     To Organizer/Promoter:

         Championship Auto Racing Teams, Inc.         Promoter
         755 W. Big Beaver Rd., Suite 800             Address
         Troy, MI  48084                              City, State, Zip Code

43. This Agreement (including the Schedules annexed hereto) contains the entire agreement of the parties hereto and no representations, inducements, promises, or agreements, oral or otherwise, not embodied herein shall be of any force or effect. This Agreement may be modified only upon the written consent of the parties hereto. No waiver by either party, whether expressed or implied, of any provision of this Agreement or any breach or default shall constitute a continuing waiver thereof. Each and every of the rights, remedies and benefits provided by this Agreement shall be cumulative, and shall not be exclusive of any other said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

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
44. The following Schedules are attached hereto, incorporated herein by reference as though set forth in their entirety in this Agreement, and labelled as follows:

                  SCHEDULE A - OPERATIONAL AND FACILITY REQUIREMENTS SCHEDULE B - INSURANCE REQUIREMENTS
                  SCHEDULE C - UNIFIED CREDENTIAL SYSTEM AND FACILITY ACCESS
                               PROVISIONS
                  SCHEDULE D - PPG PROGRAM AND OFFICIAL CARS
                  SCHEDULE E - EVENT ACTIVITIES
                  SCHEDULE F - POST RACE PROCEDURES/ACTIVITIES

Any person or organization having responsibility in the organization,. promotion or staging of any Competition, whether by contract or otherwise, shall co-sign this Agreement and shall be jointly responsible hereunder. Organizer/Promoter and the undersigned warrant and represent that Applicant has the full right and authority to enter into and perform this Agreement, and that the execution and delivery of this Agreement has been duly authorized by all necessary governmental and/or corporate action.

Date:_____________                     Applicant:

                                       Promoter


                                       By: _____________________________
                                           Name
                                           Title

                                  CART APPROVAL

         The foregoing application is hereby approved and accepted in accordance with the terms stated therein.

Date: ____________________                Championship Auto Racing Teams, Inc.


                                          By: ________________________________


                                          Its: _______________________________



CART sanction number granted:             ____________________________________

Date: ____________________                ____________________________________
                                          Authorized Signature


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